Exhibit 99.1

AGREEMENT

This agreement (this “Agreement”) is made and entered into as of February 6, 2017, by and among Autodesk, Inc., a Delaware corporation (the “Company”), and each of the entities listed as an “Investor” on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”).

1. Appointment of New Chief Executive Officer; Board Matters.

(a)    The Company hereby confirms that, concurrently with the execution of this Agreement, the Company and Carl Bass are entering into a transition support agreement.

(b)    The Company agrees to promptly undertake an executive search for a new Chief Executive Officer of the Company (the “New CEO”) to be identified by the Board in a process to be overseen by the Succession Planning Committee of the Board.

(c)    The parties agree that directors Jeff Clarke and Scott D. Ferguson shall each continue to serve on the Board until the later to occur of (i) the date the New CEO is appointed (the “Appointment Date”) and (ii) the date of the 2017 annual meeting of stockholders of the Company (the “2017 Annual Meeting”). For the avoidance of doubt, in the event that the Appointment Date has not occurred prior to the mailing of the proxy statement for the 2017 Annual Meeting, the Board and all applicable committees of the Board will take all action necessary to include Messrs. Clarke and Ferguson on the Company’s slate of nominees standing for election at the 2017 Annual Meeting and the Company will recommend and solicit proxies for the election of Messrs. Clarke and Ferguson at the 2017 Annual Meeting in the same manner as for the other nominees nominated by the Board at the 2017 Annual Meeting. In connection with Mr. Ferguson’s anticipated departure from the Board as contemplated by this Section 1(c), the Corporate Governance and Nominating Committee of the Board shall propose a replacement director acceptable to Mr. Ferguson, which acceptance shall not be unreasonably withheld, to fill the resulting vacancy (the “Replacement Director”), who shall, subject to the approval of such Replacement Director by a majority of the Board, be appointed to the Board effective as of the date of Mr. Ferguson’s departure from the Board to serve as a director until at least the date of the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”). The Replacement Director shall serve on such committee(s) of the Board as may be designated by the Board. For the avoidance of doubt, the Company shall be under no obligation to nominate the Replacement Director for election at the 2018 Annual Meeting. In connection with the process undertaken by the Corporate Governance and Nominating Committee of the Board to identify the Replacement Director, Mr. Ferguson shall be permitted to propose director candidates for consideration by the Corporate Governance and Nominating Committee of the Board.

(d)    The Board and all applicable committees of the Board will take all action necessary to include director Richard S. Hill on the Company’s slate of nominees standing for election at the 2017 Annual Meeting and the Company will recommend and solicit proxies for the election of Mr. Hill at the 2017 Annual Meeting in the same manner as for the other nominees nominated by the Board at the 2017 Annual Meeting. Mr. Hill shall continue to serve on the Corporate Governance and Nominating Committee of the Board and may be appointed to such other committee(s) of the Board as may be designated by the Board. The Company hereby further agrees that it shall not accept Mr. Hill’s resignation in the event that Mr. Hill’s resignation would otherwise be triggered by the third paragraph of that certain resignation letter, dated March 10, 2016, delivered to the Company by Mr. Hill in connection with the March 2016 Agreement.

(e)    Notwithstanding the foregoing, if at any time both (i) the Investors, together with all of their respective Affiliates, cease collectively to beneficially own at least 6,445,000 shares of Common Stock, $.01 par value, of the Company (the “Common Stock”) and (ii) Eminence Capital, LP and Eminence GP, LLC, together with all of its respective Affiliates (the “Eminence Group”), cease collectively to beneficially own at least 6,541,294 shares of Common Stock (such threshold beneficial ownership percentages, collectively, the “Minimum Ownership Obligations”), in each case subject to equitable adjustment if any change in the outstanding shares of Common Stock shall occur as a result of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution is declared, Mr. Ferguson shall immediately tender his resignation from the Board and any committee of the Board on which he then sits. From the date of this Agreement until the effectiveness of Mr. Ferguson’s resignation from the Board, the Investors agree to promptly notify the Company in the event their beneficial ownership is below the applicable Minimum Ownership Obligations. For the avoidance of doubt, any resignation that may be effected under this Section 1(e) shall apply solely to Mr. Ferguson and not the Replacement Director.

(f)    The Company agrees that each of the Investor Nominees (as defined in that certain Agreement, dated March 10, 2016, by and among the Company and the Investors (the “March 2016 Agreement”)) and the Replacement Director shall at all times while such individuals serve as directors of the Company be entitled to all of the rights and privileges of the other directors of the Company, including indemnification by the Company, D&O insurance, and the opportunity to participate in all meetings and major decisions of the Board, subject to the Company’s existing conflicts of interest policy. All of the directors of the Company, including the Investor Nominees and the Replacement Director, shall be entitled to reasonable access to management-level documents, reports, financial statements and other data and reasonable access to senior management and other employees, as applicable, to discuss such documents, reports, financial statements and other data. Notwithstanding the foregoing, Mr. Ferguson may share information with the Investors that he learns in his capacity as a director of the Company subject to and solely in accordance with the terms of the Confidentiality Agreement (as defined in the March 2016 Agreement). For so long as Mr. Ferguson remains a director of the Company, the Investors will not trade in Company securities (including Common Stock) if such trading would be prohibited under the terms of the Confidentiality Agreement or the Company’s insider trading policy.

(g)    The Company agrees that the size of the Board shall not exceed eleven (11) directors prior to the conclusion of the 2018 Annual Meeting.

(h)    The parties agree that the Board will appoint the New CEO to the Board effective no later than the later of (i) the Appointment Date and (ii) immediately following the 2017 Annual Meeting.

(i)    Effective upon Mr. Ferguson’s resignation from the Board and until the Expiration Date (as defined in that certain Agreement, dated as of March 10, 2016, by and between the Company and Eminence Capital, LP and Eminence GP, LLC (the “Eminence Agreement”)), the Investors hereby designate Mary McDowell as Mr. Ferguson’s replacement director on the Compensation & Human Resources Committee of the Board for purposes of Sections 2 and 3 of each of the March 2016 Agreement and the Eminence Agreement.

(j)    Effective upon Mr. Clarke’s resignation from the Board and until the Expiration Date (as defined in the Eminence Agreement), the Investors hereby designate Betsy Rafael as Mr. Clarke’s replacement director on the Audit Committee of the Board for purposes of Section 5 of the Eminence Agreement.

(k)    The parties agree that the New CEO and the Replacement Director shall be (i) the replacement director (but, for clarity, not with respect to Board committee assignments) for Messrs. Clarke and Ferguson, respectively, under Section 1(i) of the March 2016 Agreement and (ii) each an “Investor Nominee” for purposes of the Eminence Agreement.

(l)    Concurrently with the execution of this Agreement, each of Mr. Ferguson and Mr. Clarke has executed and delivered to the Company an irrevocable resignation letter, substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively, pursuant to which each of Mr. Ferguson and Mr. Clarke shall resign from the Board under the circumstances set forth therein. The Company hereby agrees that each of those certain Letters re: Resignation executed and delivered by each of Mr. Ferguson and Mr. Clarke in connection with the March 2016 Agreement is null and void.

2.    Additional Agreements.

(a)    The parties agree that Sections 1(i), 2, 3 and 6 of the March 2016 Agreement shall remain in full force and effect until the later to occur of (i) the date the New CEO is appointed and (ii) the date of the 2017 Annual Meeting, at which time the effectiveness of such provisions shall terminate.

(b)    Prior to the completion of the 2017 Annual Meeting, unless required by applicable law, the Board will not, and will not take any action to cause the stockholders of the Company to, amend the Company’s consent solicitation process set forth in the Company’s amended and restated bylaws currently in effect.

(c)    From the date of this Agreement to the date that is the earlier to occur of (i) the date of the 2018 Annual Meeting and (ii) June 30, 2018 (such period, the “Restricted Period”), at any meeting of the stockholders of the Company (or in connection with any action by written consent) in which (or through which) action will be taken with respect to the election or removal of directors, the Investors will cause the shares of Common Stock over which they have the right to vote or direct the voting to be present for quorum purposes and voted (or consent to be given (if applicable)) (A) in favor of all nominees recommended by the Board, (B) against any nominees for director not recommended by the Board and (C) against any proposals to remove any director.

3.    Public Announcement; SEC Filings; Communications. The parties hereto have prepared a press release (the “Joint Press Release”), a copy of which is attached as Exhibit C. No party shall make any public statements inconsistent with the Joint Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other parties. The Company acknowledges that the Investors intend to file this Agreement with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to an amendment to their filing on Schedule 13D. The Investors shall give the Company a reasonable opportunity to review such Schedule 13D amendment in advance and shall consider in good faith any changes requested by the Company to the foregoing amendment. The Investors acknowledge that the Company intends to file this Agreement with the SEC as an exhibit to a Form 8-K. The Company shall give the Investors a reasonable opportunity to review such Form 8-K in advance and shall consider in good faith any changes requested by the Investors to such Form 8-K.

4.    Standstill Provisions. During the Restricted Period, none of the Investors shall, and each Investor shall cause its respective Affiliates (as defined below) and its and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on its behalf not to, in any way, directly or indirectly (it being understood and agreed that the following restrictions shall not apply (x) to Mr. Ferguson acting in his capacity as a director of the Company, or in connection with the naming of any replacement pursuant to Section 1(c) above or Section 1(i) of the March 2016 Agreement, in each case in private discussions with the Board, any director or member of the Company management or amongst the Investor Nominees or with the Investors and (y) as expressly permitted by this Agreement):

(a)    (i) engage in any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or in any referendum (whether binding or otherwise) of stockholders of the Company, (ii) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents or in any such referendum other than at the Board’s direction or (iii) knowingly encourage, assist, advise or influence any other person with respect to the giving or withholding of any proxy, consent or other authority in any such solicitation of proxies, consents or other authority for any such referendum other than consistent with the Board’s recommendation in connection with such matter, or publicly disclose how it intends to vote or act on any such matter; provided, however, that any Investor may publicly disclose how it intends to vote (A) on any Extraordinary Transaction (as defined below) which has already been publicly announced by or on behalf of the Company or (B) in any proxy solicitation or referendum if and to the extent required by applicable subpoena, legal process, or other legal requirement (except for such requirement that arises as a result of the actions of the Investors otherwise in violation of this Section 4 or as a result of the actions of the Eminence Group otherwise in violation of Section 9 of the Eminence Agreement); provided, further, for clarity, that except as set forth in this Section 4(a) or in Section 2(c) above, nothing herein shall be interpreted to restrict the Investors’ ability to vote their shares of Common Stock on any proposal duly brought before the Company’s stockholders as each Investor determines in its sole discretion;

(b)    form or join or in any way participate in any a “group” as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

with respect to any Voting Securities (as defined below), other than solely with the Investors and their Affiliates; which, for the avoidance of doubt, shall not include the Eminence Group;

(c)    acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Voting Securities or assets, or rights or options to acquire any Voting Securities or assets, of the Company or engage in any swap or hedging transactions (other than cash-only settled swaps) or other derivative agreements of any nature with respect to Voting Securities, if such acquisition or transaction would result in the Investors, having beneficial ownership of, or economic exposure to, more than 7% of the voting power of the Voting Securities (excluding, for the avoidance of doubt, any economic exposure resulting from cash-only settled swaps);

(d)    effect or seek to effect, whether alone or in concert with others, any equity tender offer, equity exchange offer, or a merger or business combination which would result in a change of control of the Company, recapitalization, liquidation, dissolution or extraordinary transaction involving the Company or a majority of its securities or a majority of its assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Investors from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board);

(e)    enter into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with Affiliates of the Investors, with respect to Voting Securities now or hereafter owned by them;

(f)    (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board (except as specifically permitted by Section 1 above) or (ii) seek, alone or in concert with others, the removal of any member of the Board;

(g)    institute any litigation against the Company, its directors or its officers, make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or Affiliates (whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise); provided, that nothing shall prevent the Investors from (i) bringing litigation to enforce the provisions of this Agreement; (ii) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against the Investors; (iii) exercising statutory appraisal rights; provided further, that the foregoing shall also not prevent the Investors from responding to or complying with a validly issued legal process; or (iv) making any claim as a shareholder in connection with any class action proceeding brought by a named plaintiff other than any of the Investors;

(h)    (i) enter into or maintain any economic, compensatory, pecuniary or other arrangements with any Investor Nominee or any successor thereto (other than arrangements with Mr. Ferguson in his capacity as the managing partner or managing member of any of the Investors) that depend, directly or indirectly, on the performance of the Company or its stock price, or (ii) enter into or maintain any economic, compensatory, pecuniary or other arrangements with any other director or nominees for director of the Company;

(i)    knowingly advise or assist, or intentionally encourage or seek to persuade any third party to take any action with respect to any of the foregoing, or otherwise knowingly take any action inconsistent with any of the foregoing;

(j)    make any request or submit any proposal to amend or waive any of the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any party;

(k)    other than in sale transactions in which the identity of the purchaser is not known, sell or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, in excess of 1% of the outstanding shares of Common Stock or any derivatives relating to Common Stock to any third party that either (i) has filed a Schedule 13D with respect to the Company or (ii) has run (or publicly announced an intention to run) a proxy contest or consent solicitation with respect to another company in the past three years (but, in the case of this clause (ii), only if the Investor knows, after reasonable inquiry, that the third party has, or will as a result of the transaction have, beneficial ownership of more than 5% of the Common Stock); or

(l)    alone or in concert with others, make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement.

5.    Mutual Non-Disparagement. During the Restricted Period, the Company and the Investors shall each refrain from making, and shall cause their respective Affiliates and Associates (as defined below) and its and their respective principals, directors, stockholders, members, general partners, officers and employees not to make, any public statement or announcement that constitutes an ad hominem attack on, or that otherwise disparages, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the Investors, the Company or any of its Affiliates or subsidiaries or any of its or their respective officers or directors or any person who has served as an officer or director of the Company or any of its Affiliates or subsidiaries, or (b) in the case of statements or announcements by the Company, the Investors and the Investors’ advisors, their respective employees or any person who has served as an employee of the Investors and the Investors’ advisors. The foregoing shall not restrict the ability of any person to (i) comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or (ii) make private statements to directors of the Board or employees of the Company in a manner in which public dissemination of such statements would not be reasonably anticipated. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Investors from making public or private statements regarding any Extraordinary Transaction which has already been publicly announced by or in respect of the Company.

6.    Certain Definitions. As used in this Agreement, the term (a) “person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) “Affiliate” and “Associate” shall have the meanings set forth in Rule 12b-2 promulgated under the Exchange Act; provided, that neither “Affiliate” nor “Associate” shall include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that a principal of an Investor serves as a member of its board of directors or similar governing body, unless such Investor otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) and no entity shall be an Associate solely by reason of clause (1) of the definition of Associate in Rule 12b-2 if it is not otherwise an Affiliate; (c) “Voting Securities” shall mean the shares of the Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; (d) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of San Francisco is closed; and (e) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

7.    Termination Rights. The provisions of this Agreement may be terminated by the non-breaching party in the event of a material breach by the other party of any of the terms of this Agreement; provided, however, that the non-breaching party shall first provide written notice to the breaching party of the facts and circumstances giving rise to such breach, after which the breaching party shall have five (5) business days from the receipt of such notice to fully cure such breach. Any termination of this Agreement as provided herein will be without prejudice to the rights of any party arising out of the breach by the other party of any provision of this Agreement.

8.    Representations of the Investors. Each of the Investors, jointly and severally, represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such Investor, enforceable against it in accordance with its terms; (b) except for securities granted to Mr. Ferguson by the Company in his capacity as a director of the Company, the Investors’ most recent filings on Schedule 13D (as amended prior to the date hereof) set forth all Voting Securities beneficially owned by any of the Investors or their Affiliates; (c) except as disclosed in the Investors’ most recent filings on Schedule 13D (as amended prior to the date hereof) (including the Schedule 13D/A filed on November 16, 2015), none of the Investors nor any of their Affiliates is a party to any swap or hedging transactions or other derivative agreements of any nature with respect to the Voting Securities; and (d) except as previously disclosed in writing to the Company, none of the Investors has entered into or maintains any economic, compensatory, pecuniary or other arrangements with any Investor Nominee (other than arrangements with Mr. Ferguson in his capacity as the managing partner or managing member of any of the Investors).

9.    Representations of the Company. The Company represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (b) does not require the approval of the stockholders of the Company; (c) does not and will not violate any law, any order of any court or other agency of government, the Company’s Certificate of Incorporation or bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument; and (d) neither the Company nor any of its directors, officers or other representatives have provided to the Investors any non-public information in violation of any fiduciary or other duty of confidentiality.

10.    Specific Performance. The Company and the Investors each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

11.    Expenses. Each party will bear its own costs, fees and expenses in connection with this Agreement.

12.    Entire Agreement; Amendment and Waiver; Successors and Assigns. This Agreement and the exhibits hereto constitute the only agreement between the Investors and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. For the avoidance of doubt, except as expressly provided herein, all rights, interests and obligations provided for in the March 2016 Agreement shall terminate upon the execution of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment or transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the parties affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

14.    Applicable Law; No Trial by Jury. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the Investors and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 16 below or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

15.    Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and is not enforceable by any other person. The Company acknowledges and agrees that all of the directors of the Company shall be express third party beneficiaries of and shall be entitled to rely upon Section 1(f) above.

16.    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

Autodesk, Inc.
111 McInnis Parkway
San Rafael, California 94903
Attention:	Pascal Di Fronzo
Email:	pascal.di.fronzo@autodesk.com
Facsimile:	(415) 507-6126

If to the Investors:

Sachem Head Capital Management LP
250 West 55th Street, 34th Floor
New York, New York 10019
Attention:	Michael D. Adamski
Email:	Michael@sachemhead.com
Facsimile:	(212) 714-3301

At any time, any party may, by notice given in accordance with this Section 16 to the other parties, provide updated information for notices hereunder.

17.    Interpretation. Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

18.    Counterparts. This Agreement may be executed by the parties in separate counterparts (including by fax, ..jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

AUTODESK, INC.

By:	/s/ Crawford W. Beveridge
Crawford W. Beveridge
Director, Chairman

INVESTORS:

SACHEM HEAD CAPITAL MANAGEMENT LP

By:	Uncas GP LLC, its general partner

By:	/s/ Scott D. Ferguson
Scott D. Ferguson
Managing Member

UNCAS GP LLC

By:	/s/ Scott D. Ferguson
Scott D. Ferguson
Managing Member

SACHEM HEAD GP LLC

By:	/s/ Scott D. Ferguson
Scott D. Ferguson
Managing Member

[Signature Page to Agreement]

Exhibit A

Board of Directors

Autodesk, Inc.

111 McInnis Parkway

San Rafael, CA 94903

Attention:	Chairman of the Board of Directors
Chairman of the Corporate Governance and Nominating Committee

Re:	Resignation

Ladies and Gentlemen:

In accordance with the Corporate Governance Guidelines of Autodesk, Inc. (the “Corporation”) regarding majority voting in director elections, I hereby tender my resignation as a director of the Corporation, provided that this resignation shall be effective only in the event that (i) I fail to receive a sufficient number of votes for reelection at the 2017 annual meeting of the stockholders of the Corporation (the “2017 Annual Meeting”) and (ii) the Board of Directors of the Corporation (the “Board”) accepts this resignation following my failure to be reelected at the 2017 Annual Meeting.

In addition, I hereby irrevocably resign from my position as a director of the Corporation and from any and all committees of the Board on which I serve; provided that this resignation shall be effective if (i) at any time the Minimum Ownership Obligations (as defined in the Agreement, dated February 6, 2017, by and among the Corporation and the Investors (as defined therein) (the “February 2017 Agreement”)) have not been satisfied pursuant to the February 2017 Agreement and (ii) the Board accepts this resignation.

In addition, I hereby irrevocably resign from my position as a director of the Corporation and from any and all committees of the Board on which I serve; provided that this resignation shall be effective only immediately following the later of (i) the Appointment Date (as defined in that the February 2017 Agreement) and (ii) the 2017 Annual Meeting.

If I am reelected at the 2017 Annual Meeting and the provisions of one of the above clauses calling for my resignation shall then be in effect this resignation will remain in effect. This resignation may not be withdrawn by me at any time.

Sincerely,

Scott D. Ferguson

Exhibit B

Board of Directors

Autodesk, Inc.

111 McInnis Parkway

San Rafael, CA 94903

Attention:	Chairman of the Board of Directors
Chairman of the Corporate Governance and Nominating Committee

Re:	Resignation

Ladies and Gentlemen:

In accordance with the Corporate Governance Guidelines of Autodesk, Inc. (the “Corporation”) regarding majority voting in director elections, I hereby tender my resignation as a director of the Corporation, provided that this resignation shall be effective only in the event that (i) I fail to receive a sufficient number of votes for reelection at the 2017 annual meeting of the stockholders of the Corporation (the “2017 Annual Meeting”) and (ii) the Board of Directors of the Corporation (the “Board”) accepts this resignation following my failure to be reelected at the 2017 Annual Meeting.

In addition, I hereby irrevocably resign from my position as a director of the Corporation and from any and all committees of the Board on which I serve, provided that this resignation shall be effective only in the event that (i) Scott Ferguson resigns from the Board other than (x) in circumstances in which the Investors are entitled to designate a replacement pursuant to Section 1(i) of the Agreement, dated March 10, 2016, between Autodesk, Inc., Sachem Head Capital Management LP and the other Investors (as defined therein) or (y) if Scott Ferguson resigns from the Board due to the Minimum Ownership Obligations (as defined in the Agreement, dated February 6, 2017, by and among the Corporation and the Investors (as defined therein) (the “February 2017 Agreement”)) not being satisfied and (ii) the Board accepts this resignation.

In addition, I hereby irrevocably resign from my position as a director of the Corporation and from any and all committees of the Board on which I serve; provided that this resignation shall be effective only immediately following the later of (i) the Appointment Date (as defined in that the February 2017 Agreement) and (ii) the 2017 Annual Meeting.

If I am reelected at the 2017 Annual Meeting and the provisions of one of the above clauses calling for my resignation shall then be in effect this resignation will remain in effect. This resignation may not be withdrawn by me at any time.

Sincerely,

Jeff Clarke

Exhibit C

Autodesk Announces CEO Transition

Carl Bass to Step Down as CEO, Remain on Board of Directors;

Board Undergoing CEO Search, Institutes Office of the CEO During Transition;

Sachem Head Designees Scott Ferguson and Jeff Clarke to Resign from Board;

Company Reaffirms Q4 and FY17 Guidance

SAN FRANCISCO, Calif., February 7, 2017 — Autodesk, Inc. (NASDAQ: ADSK) today announced that Carl Bass has decided to step down as president and chief executive officer, effective February 8. The company’s board has instituted a CEO search to consider candidates inside and outside Autodesk and has formed an Interim Office of the Chief Executive to oversee the company’s day-to-day operations. Bass will remain on staff as a special advisor to the company in support of the transition to a new CEO. He will continue to sit on the Autodesk board of directors and will be nominated for reelection at the 2017 annual meeting of shareholders. Crawford W. Beveridge will remain non-executive chairman of the board.

“I’ve worked with Carl through his tenure as CEO of Autodesk, and I’ve always valued his focus and vision, as well as his rare combination of business and technical expertise,” said Beveridge. “We have seen exponential growth in the last decade, both in the business and in Autodesk’s market opportunity. Carl has always been a driven and passionate change agent for the company, and under his direction Autodesk has transformed from a 2D design company into the worldwide leader of 3D design and engineering software.

“With Carl at the helm, the company has led its industry’s move to subscription and Autodesk was the first to recognize and embrace the implications of cloud and mobile technology on design and production across countless industries around the world. Carl’s leadership has opened up tremendous opportunity for Autodesk. We are grateful that Carl has agreed to remain on the board of directors and serve as a special advisor to support the CEO transition and cloud and subscription business model transition.”

Bass commented, “It’s been my honor to lead Autodesk through this exciting period of growth and change. I’m very proud of everything we accomplished – from both a business and technology perspective. Our cloud and subscription business is well underway. The company’s strategy is working, the management team is strong and it’s the right time for me to step aside. Autodesk is poised for even greater success as it enters this next phase. I’m looking forward to my next adventure but will continue working with the company through my role as a board member and am committed to ensuring that the cloud and subscription business model will continue to be successful.”

Board of Directors Moves

Autodesk also announced a new agreement between Autodesk and Sachem Head Capital Management LP (“Sachem Head”). The agreement calls for two of Sachem Head’s 2016 director nominees, Scott Ferguson and Jeff Clarke, to resign from the board of directors. In addition, Sachem Head Capital has agreed to continue until June 2018 their earlier standstill and voting agreement provisions.

Said Ferguson, “Since joining the board, I have been impressed with Carl’s vision and leadership. I am confident that through this transition, we will identify a leader who can further propel the company’s progress and drive Autodesk’s growth and value creation well into the future.”

The board will begin a search for a new independent director candidate, who will join when Ferguson and Clarke step down, which will occur on the later of the 2017 annual meeting or the appointment of a new CEO.

CEO Transition

To ensure Autodesk’s continued focus on business performance and technological innovation, the board has formed an Interim Office of the Chief Executive to oversee the company’s day-to-day operations during the transition. The Interim Office of the Chief Executive will be headed by Amar Hanspal, senior vice president and chief product officer, and Andrew Anagnost, senior vice president and chief marketing officer as interim co-chief executive officers.

Hanspal joined Autodesk in 1987 and has held various product leadership, marketing and customer success roles at the company. He led Autodesk’s technology shift to the cloud platforms and to software as a service, as well as investment in construction and manufacturing growth opportunities, and currently leads the company’s worldwide product development organization. Anagnost began his career in aeronautical engineering at Lockheed Martin Aeronautics. He joined Autodesk in 1997 and has held various marketing, product management and product development roles. He led the company’s transition to an all-subscription business model, and now also oversees all of marketing and business strategy for Autodesk.

Bass and Autodesk’s board began discussing a potential CEO transition more than 18 months ago as part of the board’s longstanding CEO succession planning process. When Sachem Head began acquiring company stock in late 2015, Bass and the board put discussions regarding a permanent successor on hold, determining that stable leadership was important to help Autodesk navigate investor negotiations while successfully advancing its transition to cloud-based technologies and a subscription-only business model. Given the new agreement with Sachem Head, Bass and the board have decided that this is the right time to identify the individual that will lead Autodesk’s next stage of growth. The executive search firm Egon Zehnder has been retained to assist in the CEO search.

Beveridge continued, “The board and I have the utmost confidence in Amar and Andrew to lead our business and continue our strong operational performance as we look for Carl’s successor. The new CEO, and Amar and Andrew in the interim, will be focused on ensuring that our cloud-based technologies and subscription-only business model continue to be successful. The board has established a comprehensive search process, which will include internal and external candidates, to select a strong leader who can execute our strategy and lead Autodesk as we enter the next stage of our growth.”

Company Reaffirms Guidance

Autodesk reiterated its non-GAAP business outlook for fourth quarter and full year fiscal 2017 and expects revenue, earnings per share, and subscription additions to be at the high end of guidance disclosed on November 29, 2016.

About Autodesk

Autodesk makes software for people who make things. If you’ve ever driven a high-performance car, admired a towering skyscraper, used a smartphone, or watched a great film, chances are you’ve experienced what millions of Autodesk customers are doing with our software. Autodesk gives you the power to make anything. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2017 Autodesk, Inc. All rights reserved.

Contacts:

Autodesk, Inc.

Investors:

David Gennarelli, 415-507-6033

david.gennarelli@autodesk.com

or

Press:

Clay Helm, 415-580-3671

clay.helm@autodesk.com

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the expected impacts and results of our executive officer search and transition and independent director search, statements about our ability to identify and attract a qualified new chief executive officer and independent director and such individuals’ performance, statements about our current expectations and projections of future financial performance, statements about our short-term and long-term goals and our ability to achieve them, statements under the section labelled “Company Reaffirms Guidance”, and other statements regarding our strategies, market and product positions, performance, and results. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to achieve our revenue and profitability objectives; failure to successfully identify or attract a qualified new chief executive officer or independent director; failure to successfully manage transitions to business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; general market, political, economic and business conditions; any imposition of new tariffs or trade barriers; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges. In addition, with respect to the affirmation of our financial guidance for the completed fourth quarter of fiscal 2017 and full fiscal year 2017, changes could result from the fact that we have not completed an accounting close for such periods and that our projected results have not undergone an audit by our independent accountants. As a result, audit adjustments or the timing of revenue recognition could materially impact these projected results.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2016, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.